EXHIBIT 99.1

ANSYS, Inc. Reports 10% Revenue Growth for Third Quarter Company Achieves Strong Operating Margins and EPS Growth

Board of Directors Increases the Authorized Share Repurchase Program to Five Million Shares Company Updates 2014 Guidance and Provides Preliminary 2015 Outlook

Highlights

  GAAP revenue of $234.0 million and non-GAAP revenue of $235.5 million
  GAAP diluted earnings per share of $0.70 and non-GAAP diluted earnings per share of $0.89
  Operating cash flows of $81.6 million
  GAAP operating profit margin of 38.8% and non-GAAP operating profit margin of 50.4%
  Repurchased 461,300 shares during the third quarter and 1,431,500 in the first nine months

PITTSBURGH, Nov. 5, 2014 (GLOBE NEWSWIRE) -- ANSYS, Inc. (Nasdaq:ANSS), today announced its third quarter and year-to-date financial results. For the third quarter, the company achieved GAAP and non-GAAP revenue growth of 10% in reported and constant currency. GAAP and non-GAAP net income increased 5% and 6%, respectively, as compared to Q3 2013. Non-GAAP earnings per share of $0.89 and GAAP earnings per share of $0.70 both exceeded the Company's expectations. Recurring revenue, which is comprised of lease license and annual maintenance revenue, totaled 72% of non-GAAP revenue for the third quarter.

Year-to-date GAAP and non-GAAP revenue increased 9% in reported and constant currency. GAAP and non-GAAP net income increased 9% and 8%, respectively, compared to the first nine months of 2013. GAAP and non-GAAP earnings per share increased 10% and 9% for the first nine months of 2014 as compared to the same period in 2013. Recurring revenue totaled 73% of non-GAAP revenue for the first nine months of 2014.

Commenting on the Company's third quarter 2014 performance, Jim Cashman, ANSYS president & CEO stated, "Our strong financial results in the third quarter reflect double-digit revenue growth in both North America and Asia-Pacific, driven by strength in our electronics, semiconductor and aerospace verticals. Our European business was mixed, with regional weakness in our Germany business, offset by improved growth in France, the UK, Italy and Spain. Our cash flows from operations increased by 25% over Q3 2013 and our operating margin strengthened to 50.4%. During the third quarter, we also continued to return capital to our stockholders through the repurchase of over 460,000 shares. While we see strong customer interest across our broad portfolio, our top 100 customers continue to broaden and expand their simulation investments at a faster pace than the overall base. We remain very confident in the long-term opportunity and are excited about an important upcoming milestone, the release of ANSYS® 16.0. This next release of our complete product portfolio will be even more powerful and user-friendly, positioning us well to deliver on our long-term growth goals."

Cashman further stated, "With regard to the increased share repurchase authorization, we believe this underscores our confidence in ANSYS' prospects and long-term outlook, and reflects our commitment to creating value for our stockholders. ANSYS' strong balance sheet provides us with the financial flexibility to return capital to stockholders while continuing to invest in our business and maintain our ability to capitalize on growth opportunities. We will continue to be disciplined with respect to the allocation of capital and we are confident that we are taking the right steps to grow the Company and create value for all ANSYS constituencies."

The Company also announced that Peter Smith, Chairman of the ANSYS Board of Directors, has stepped down from his role as Chairman, effective October 27, 2014. Ronald Hovsepian, who has served as a member of the ANSYS Board of Directors since February 2012, will assume the role of interim Non-Executive Chairman. Mr. Smith, who will be taking a medical leave of absence, will remain a Director on the Board. "We thank Peter for his two decades of leadership of the Company as President, Chief Executive Officer, and as Chairman of the Board," said Cashman.

ANSYS' third quarter and year-to-date 2014 financial results are presented below. The 2014 and 2013 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, the impact of stock-based compensation, acquisition-related amortization of intangible assets and acquisition-related transaction costs.

	GAAP			NON-GAAP
(in million, except EPS and %'s)	Q3 2014	Q3 2013	% Change	Q3 2014	Q3 2013	% Change

Revenue	$234.0	$212.7	10%	$235.5	$213.4	10%
Net income	$65.5	$62.4	5%	$83.7	$78.8	6%
Earnings per share	$0.70	$0.66	6%	$0.89	$0.83	7%
Operating profit margin	38.8%	38.4%		50.4%	49.8%
Operating cash flow	$81.6	$65.4	25%

	GAAP			NON-GAAP
	YTD 2014	YTD 2013	% Change	YTD 2014	YTD 2013	% Change

Revenue	$681.6	$625.2	9%	$686.0	$629.2	9%
Net income	$185.1	$169.4	9%	$237.1	$219.9	8%
Earnings per share	$1.96	$1.78	10%	$2.51	$2.31	9%
Operating profit margin	37.2%	36.7%		48.4%	48.8%
Operating cash flow	$293.0	$248.0	18%

The Company's GAAP results reflect stock-based compensation charges of approximately $10.0 million ($7.1 million after tax) or $0.08 diluted earnings per share for the third quarter of 2014 and approximately $27.6 million ($19.9 million after tax) or $0.21 diluted earnings per share for the first nine months of 2014. The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2014 and 2015 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three and nine months ended September 30, 2014 and 2013, and for the 2014 and 2015 financial outlook, are included in the condensed financial information included in this release.

Information Regarding Increased Share Repurchase Authorization

In February 2014, the Company's Board of Directors increased the authorization for the repurchase of shares from the remaining 1.5 million shares under its then existing authorization to 3.0 million shares. During 2014, the Company has thus far repurchased 1.4 million shares, leaving 1.6 million shares available for repurchase under the existing authorization. Earlier this week, the Board of Directors increased the authorization from the remaining 1.6 million shares to 5.0 million shares. The Company expects to be more aggressive in its share repurchase activity over the next two quarters, with a repurchase target of $200 million, and intends to enter into a Rule 10b5-1 trading plan during the fourth quarter of 2014 to facilitate the execution of the repurchases.

Management's Remaining 2014 and Preliminary 2015 Financial Outlook

The Company is providing its 2014 revenue and earnings per share guidance below, as well as its preliminary outlook for 2015. The revenue and earnings per share guidance is provided on both a GAAP and a non-GAAP basis. The Company's non-GAAP financial measures exclude charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue, acquisition-related amortization of intangible assets and acquisition-related expenses.

Fourth Quarter 2014 Guidance (*see below*)

The Company currently expects the following for the quarter ending December 31, 2014:

  GAAP revenue in the range of $243.9 - $251.9 million
  Non-GAAP revenue in the range of $245.0 - $253.0 million
  GAAP diluted earnings per share of $0.58 - $0.64
  Non-GAAP diluted earnings per share of $0.78 - $0.82

*The Company's fourth quarter revenue and earnings per share guidance is lower than that implied in the financial guidance last provided by the Company on August 5, 2014. The reduction in revenue guidance is primarily the result of an increased softening in the Company's European business, weakness in sales from the Company's independent channel partner in China and the strengthening of the U.S. Dollar. The strengthening of the U.S. Dollar accounts for approximately half of the fourth quarter revenue guidance reduction. The reduction in the Company's earnings per share guidance is primarily related to the reduced revenue outlook. However, the Company's guidance also includes one-time charges of approximately $0.02 - $0.04 per share related to headcount reduction costs, including those related to acquisition integration and office location reduction, and moving and duplicate rent costs related to the Company's new headquarters facility.

Fiscal Year 2014 Guidance

The Company currently expects the following for the fiscal year ending December 31, 2014:

  GAAP revenue in the range of $925.6 - $933.6 million
  Non-GAAP revenue in the range of $931.0 - $939.0 million
  GAAP diluted earnings per share of $2.54 - $2.61
  Non-GAAP diluted earnings per share of $3.29 - $3.33

Fiscal Year 2015 Preliminary Outlook

The Company currently expects the following for the fiscal year ending December 31, 2015:

  GAAP revenue in the range of $983.1 - $1,013.1 million ($1.013 billion)
  Non-GAAP revenue in the range of $984.0 - $1,014.0 million ($1.014 billion)
  GAAP diluted earnings per share of $2.82 - $2.97
  Non-GAAP diluted earnings per share of $3.53 - $3.64

These statements are forward-looking and actual results may differ materially. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on November 5, 2014 to discuss third quarter results. To participate in the live conference call, dial 866-652-5200 (US) or 412-317-6060 (Canada & Int'l). The call will be recorded and a replay will be available approximately two hours after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US) or 412-317-0088 (Canada and Int'l) and entering the pass code 10053703. The archived webcast can be accessed, along with other financial information, on ANSYS' website at http://investors.ansys.com.

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2014	December 31, 2013

ASSETS:

Cash & short-term investments	$817,470	$742,986
Accounts receivable, net	83,253	97,845
Goodwill	1,313,754	1,255,704
Other intangibles, net	277,514	291,390
Other assets	297,047	334,457

Total assets	$2,789,038	$2,722,382

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$301,026	$309,775
Other liabilities	232,295	276,361
Stockholders' equity	2,255,717	2,136,246

Total liabilities & stockholders' equity	$2,789,038	$2,722,382

ANSYS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Revenue:
Software licenses	$139,965	$129,185	$406,883	$381,177
Maintenance and service	94,035	83,473	274,763	244,063

Total revenue	234,000	212,658	681,646	625,240

Cost of sales:
Software licenses	7,095	6,244	21,603	19,978
Amortization	9,477	9,215	28,198	29,073
Maintenance and service	20,622	19,710	63,816	59,032
Total cost of sales	37,194	35,169	113,617	108,083

Gross profit	196,806	177,489	568,029	517,157

Operating expenses:
Selling, general and administrative	58,172	51,345	174,002	156,620
Research and development	41,033	38,882	123,251	113,559
Amortization	6,793	5,625	17,374	17,367
Total operating expenses	105,998	95,852	314,627	287,546

Operating income	90,808	81,637	253,402	229,611

Interest expense	(149)	(226)	(578)	(967)
Interest income	655	656	2,206	2,131
Other expense, net	(395)	(357)	(772)	(851)

Income before income tax provision	90,919	81,710	254,258	229,924

Income tax provision	25,440	19,280	69,201	60,526

Net income	$65,479	$62,430	$185,057	$169,398

Earnings per share – basic:
Basic earnings per share	$0.71	$0.67	$2.01	$1.83
Weighted average shares – basic	91,875	92,541	92,224	92,770

Earnings per share - diluted:
Diluted earnings per share	$0.70	$0.66	$1.96	$1.78
Weighted average shares – diluted	93,905	95,265	94,397	95,157

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Three Months Ended
	September 30, 2014			September 30, 2013
	As Reported	Adjustments	Non-GAAP Results	As Reported	Adjustments	Non-GAAP Results

Total revenue	$234,000	$ 1,528(1)	$235,528	$212,658	$ 791(4)	$213,449

Operating income	90,808	27,794(2)	118,602	81,637	24,720(5)	106,357

Operating profit margin	38.8%		50.4%	38.4%		49.8%

Net income	$65,479	$18,176(3)	$83,655	$62,430	$16,355(6)	$78,785

Earnings per share – diluted:

Diluted earnings per Share	$0.70		$0.89	$0.66		$0.83

Weighted average shares – diluted	93,905		93,905	95,265		95,265

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $16.3 million of amortization expense associated with intangible assets acquired in business combinations, $10.0 million of stock-based compensation expense and the $1.5 million adjustment to revenue as reflected in (1) above.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.6 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $14.8 million of amortization expense associated with intangible assets acquired in business combinations, $9.1 million of stock-based compensation expense and the $0.8 million adjustment to revenue as reflected in (4) above.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $8.4 million.

Note: The Company's third quarter 2013 GAAP results included approximately $5.6 million, or $0.06 per share, related to incremental tax benefits beyond the Company's forecasted effective tax rate range of 30.5% to 31.5%.  These incremental benefits related mainly to legal entity structuring, cash repatriation activities and adjustments to reserves for uncertain tax positions.  The non-GAAP results included approximately $4.8 million, or $0.05 per share, in incremental tax benefits related to these activities.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Measures
(Unaudited)
(in thousands, except percentages and per share data)

	Nine Months Ended
	September 30, 2014			September 30, 2013
	As Reported	Adjustments	Non-GAAP Results	As Reported	Adjustments	Non-GAAP Results

Total revenue	$681,646	$ 4,307(1)	$685,953	$625,240	$ 3,956(4)	$629,196

Operating income	253,402	78,430(2)	331,832	229,611	77,449(5)	307,060

Operating profit margin	37.2%		48.4%	36.7%		48.8%

Net income	$185,057	$52,063(3)	$237,120	$169,398	$50,492(6)	$219,890

Earnings per share – diluted:

Diluted earnings per Share	$1.96		$2.51	$1.78		$2.31

Weighted average shares – diluted	94,397		94,397	95,157		95,157

(1) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2) Amount represents $45.6 million of amortization expense associated with intangible assets acquired in business combinations, $27.6 million of stock-based compensation expense, the $4.3 million adjustment to revenue as reflected in (1) above and $1.0 million of acquisition-related transaction expenses.

(3) Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $26.4 million.

(4) Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(5) Amount represents $46.4 million of amortization expense associated with intangible assets acquired in business combinations, $26.7 million of stock-based compensation expense, the $4.0 million adjustment to revenue as reflected in (4) above and $0.3 million of acquisition-related transaction expenses.

(6) Amount represents the impact of the adjustments to operating income referred to in (5) above, adjusted for the related income tax impact of $27.0 million.

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Quarter Ending December 31, 2014

Earnings Per Share Range – Diluted
U.S. GAAP expectation	$0.58 - $0.64
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.01
Adjustment to exclude acquisition–related amortization	$0.10 - $0.11
Adjustment to exclude stock–based compensation	$0.07 - $0.08
Non-GAAP expectation	$0.78 - $0.82

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2014
Earnings Per Share Range – Diluted
U.S. GAAP expectation	$2.54 - $2.61
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.03 - $0.04
Adjustment to exclude acquisition–related amortization	$0.40 - $0.41
Adjustment to exclude stock–based compensation	$0.28 - $0.29
Adjustment to exclude acquisition-related transaction expenses	$0.01
Non-GAAP expectation	$3.29 - $3.33

ANSYS, INC. AND SUBSIDIARIES
Reconciliation of Forward-Looking Guidance
Year Ending December 31, 2015
Earnings Per Share Range – Diluted
U.S. GAAP expectation	$2.82 - $2.97
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.01
Adjustment to exclude acquisition–related amortization	$0.38 - $0.40
Adjustment to exclude stock–based compensation	$0.28 - $0.30
Non-GAAP expectation	$3.53 - $3.64

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company's strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure	Non-GAAP Reporting Measure
Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs over 2,700 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 75 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS.

Forward Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the fourth quarter of 2014, fiscal year 2014 and 2015 (both GAAP and non-GAAP to exclude acquisition accounting adjustments to deferred revenue, acquisition-related amortization and stock-based compensation expense and acquisition-related transaction costs); statements about management's views concerning the Company's prospects and outlook for 2014, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding seeing strong customer interest across our broad product portfolio, statements regarding our top 100 customers continuing to broaden and expand their simulation investments at a faster pace than the overall base, statements regarding remaining very confident in the long-term opportunity, statements regarding the upcoming release of ANSYS® 16.0 and it being even more powerful and user-friendly, statements regarding positioning us well to deliver on our long-term growth goals, statements regarding continuing to return capital to stockholders, statements regarding strong customer interest across our broad portfolio, statements regarding our confidence in ANSYS' prospects and long term outlook, statements regarding our commitment to creating value for our stockholders, statements regarding continuing to invest in our business and maintaining our ability to capitalize on growth opportunities, statements regarding continuing to be disciplined with respect to the allocation of capital, and statements that the Company expects to be more aggressive in its share repurchase activity over the next two quarters, with a repurchase target of $200 million, and intends to enter into a Rule 10b5-1 trading plan during the fourth quarter of 2014 to facilitate the execution of the repurchases  are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global and domestic markets will significantly affect ANSYS' customers' ability to purchase products from the Company at the same level as prior periods or to pay for the Company's products and services, the risk that declines in the ANSYS' customers' business may lengthen customer sales cycles, the risk of declines in the economy of one or more of ANSYS' primary geographic regions, the risk that ANSYS' revenues and operating results will be adversely affected by changes in currency exchange rates or economic declines in any of the countries in which ANSYS conducts transactions, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products including ANSYS® 16.0, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing or shipping new or enhanced products, the risk that enhancements to the Company's products or products acquired in acquisitions may not produce anticipated sales, the risk that the Company may not be able to recruit and retain key executives and technical personnel, the risk that third parties may misappropriate the Company's proprietary technology or develop similar technology independently, the risk of unauthorized access to and distribution of the Company's source code, the risk of difficulties in the relationship with ANSYS' independent regional channel partners, the risk that ANSYS may not achieve the anticipated benefits of its acquisitions or that the integration of the acquired technologies or products with the Company's existing product lines may not be successful, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2013 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

Visit www.ansys.com for more information. ANSYS also has a strong presence on the major social channels. To join the simulation conversation, please visit: www.ansys.com/Social@ANSYS.

ANSS-F

CONTACT: Investors:
         Annette Arribas, CTP
         724.514.1782
         annette.arribas@ansys.com

         Media:
         Tom Smithyman
         724.820.4340
         tom.smithyman@ansys.com